EXHIBIT 24.2

                               EPIX MEDICAL, INC.

                       Certificate of Assistant Secretary


         I, William T. Whelan, being the duly elected and acting Assistant Secretary of EPIX Medical, Inc. (the "Company"), a Delaware corporation, hereby certify that the following is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company by unanimous written consent dated April 25, 1997; and that said resolutions have not been amended or rescinded and are now in full force and effect.

         Registration Statement on Form S-8

         VOTED: That the President, any Vice President and the Treasurer of the Company, each acting singly, are hereby authorized in the name and on behalf of the Company to execute and file with the Commission a registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,364,895 shares of the Company's Common Stock reserved for issuance under the Company's Amended and Restated 1992 Equity Incentive Plan, such Registration Statement and any amendments thereto to be in such form as may be approved by the officer executing the same, his execution and filing thereof to be conclusive evidence of this approval; and take any and all other action as they or any of them may deem necessary or advisable to effect such registration.

         VOTED: That the President, any Vice President and the Treasurer of the Corporation,each acting singly, be and hereby are authorized in the name and on behalf of the Corporation to execute and file with the Commission as soon as practicable after the 1997 Annual Meeting of Stockholders a registration statement on Form S-8 (the "Additional Registration Statement") relating to the registration under the Act, of the additional 500,000 shares of the Corporation's Common Stock reserved for issuance under the Equity Plan, such Additional Registration Statement and any amendments thereto to be in such form as may be approved by the officer executing the same, his execution and filing thereof to be conclusive evidence of this approval; and such officers, and each acting singly, be and hereby are authorized to take any and all other action as they or any of them may deem necessary or advisable to effect such registration.

         VOTED: That any officer of the Company executing, on behalf of the Company or in any other capacity, the Registration Statement and any and all amendments to such Registration Statement and other documents to be filed with the Commission in connection therewith is hereby authorized

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                  to execute the same through or by Michael D. Webb, Jeffrey R.
                  Lentz or William T. Whelan, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.

         WITNESS my signature and the seal of the Company affixed this 30th day of June, 1997.



[CORPORATE SEAL]                              /s/ William T. Whelan
                                              ----------------------------
                                              William T. Whelan
                                              Assistant Secretary


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